As filed with the Securities and Exchange Commission on April 19, 2023

Registration No. 333-268958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3672	92-1138525
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2460 Alameda Street
San Francisco, CA 94103

(415) 320-1261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joy Weiss

President and Chief Executive Officer

2460 Alameda Street

San Francisco, CA 94103

(415) 320-1261

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan J. Maierson

Thomas G. Brandt

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-268958)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Tempo Automation Holdings, Inc. (File No. 333-268958), initially filed on December 22, 2022 and declared effective by the Securities and Exchange Commission on February 14, 2023 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file the consent of BDO USA, LLP with respect to its report dated April 17, 2023 relating to the financial statements of Tempo Automation Holdings, Inc. contained in its Annual Report on Form 10-K and included in the Prospectus Supplement No. 3 dated April 19, 2023 filed pursuant to Rule 424(b)(3), which report is filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm of Tempo Automation Holdings, Inc. (with respect to Tempo Automation Holdings, Inc. consolidated financial statements).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 19th day of April, 2023.

TEMPO AUTOMATION HOLDINGS, INC.

By:	/s/ Joy Weiss
Joy Weiss
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Joy Weiss	President, Chief Executive Officer and Director	April 19, 2023
Joy Weiss	(Principal Executive Officer)

*	Chief Financial Officer, Secretary and Director	April 19, 2023
Ryan Benton	(Principal Financial and Accounting Officer)

*	Director	April 19, 2023
Behrooz Abdi

*	Director	April 19, 2023
Matthew Granade

*	Director	April 19, 2023
Omid Tahernia

*	Director	April 19, 2023
Jacqueline Schneider

* By:	/s/ Joy Weiss
	Name:	Joy Weiss
	Title:	Attorney-in-fact